AMENDMENT NO. 17 TO LOAN AND SECURITY AGREEMENT

                                                                 May 3, 2000

Health Fitness Corporation
3500 West 80th Street, Suite 130
Bloomington, Minnesota 55431


Ladies and Gentlemen:

         Ableco Finance LLC, The Long Horizons Overseas Fund, Ltd., Styx Partners, L.P. and Styx International, Ltd., as direct or indirect assignees of Madeleine L.L.C. (individually and collectively, "Lender") and Health Fitness Corporation ("Borrower") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated February 17, 1998 by and among Lender, Borrower and Health Fitness Rehab, Inc., The Preferred Companies, Inc., Health Fitness Rehab of Iowa, Inc., Duffy & Associates Physical Therapy Services Corp., Medlink Corporation, Medlink Services, Inc., Fitness Centers of America, Sports & Orthopedic Physical Therapy, Inc., Midlands Physical Therapy, Inc. and International Fitness Club Network, Inc. (collectively, "Guarantors"), as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated February 28, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 2 to Loan and Security Agreement, dated June 4, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 4 to Loan and Security Agreement, dated September 10, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 5 to Loan and Security Agreement, dated November 2, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 6 to Loan and Security Agreement, dated January 8, 1999, by and among Lender, Borrower and Guarantors ("Amendment No. 6"), Amendment No. 7 to Loan and Security Agreement, dated February 26, 1999, by and among Lender, Borrower and Guarantors, Amendment No. 8 to Loan and Security Agreement, dated as of March 12, 1999, by and among Lender, Borrower and Guarantors, Consent and Amendment No. 9 to Loan and Security Agreement, dated as of May 10, 1999, by and among Lender, Borrower and Guarantors, Consent and Amendment No. 10 to Loan and Security Agreement, dated May 24, 1999, by and among Lender, Borrower and Guarantors, as amended by a letter agreement dated as of June 1, 1999, by and among Lender, Borrower and Guarantors, Consent and Amendment No. 11 to Loan and Security Agreement, dated as of June 30, 1999, by and among Lender, Borrower and Guarantors, Amendment No. 12 to Loan and Security Agreement, dated July 15, 1999, by and among Lender, Borrower and Guarantors, Consent and Amendment No. 13 to Loan and Security Agreement, dated as of September 22, 1999, by and among Lender, Borrower and Guarantors, Consent and Amendment No. 14 to Loan and Security Agreement, dated October 12, 1999, by and among Lender, Borrower and Guarantors, Amendment No. 15 to Loan and Security Agreement, dated December 20, 1999, by and among Lender, Borrower and Guarantors and Amendment No. 16 to Loan and Security Agreement, dated March 15, 2000, by and among Lender, Borrower and Guarantors (and together with all supplements thereto and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in

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connection therewith or related thereto, including this letter agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

         Borrower and Guarantors have requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions set forth herein.

         In consideration of the foregoing, and other good and valuable consideration, the parties hereto agree as follows:

         1. Definitions. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2.  Waivers.

               (a) Subject to the terms and condition contained herein, Lender hereby waives the Event of Default arising under Section 9.1(b) of the Loan Agreement as a result of the failure of Borrower to comply with Section 8.10,
Section 8.10A and Section 8.11 of the Loan Agreement as of March 31, 2000, provided, that, (i) such waiver shall only apply to the failure of Borrower to comply with such Sections for the period from January 1, 2000 through and including March 31, 2000 (and not as of the end of any month thereafter) and
(ii) such waiver shall not be effective unless and until Lender shall have received an original of this Amendment duly executed and delivered by Borrower and Guarantors.

               (b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any other Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to above), other than the Event of Default specifically referred to in Section 2(a) for the period ending March 31, 2000. Upon the occurrence of any other Event of Default, whether or not continuing on the date hereof, or which may occur on or after the date hereof (whether the same or similar to the Event of Default described above, including an Event of Default pursuant to the failure of Borrower and Guarantors to comply with Sections 8.10, 8.10A or 8.11 of the Loan Agreement as of the last day of any month after March 31, 2000), Lender shall have and hereby specifically reserves the right in its discretion, to exercise any and all of its rights and remedies under the Loan Agreement, the other Financing Agreements, applicable law or otherwise.

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               (c) The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion; whether similar in kind or otherwise and shall not constitute a waiver, express or implied of any of the rights and remedies of Lender arising under the terms of the Financing Agreements of any future occasion or otherwise.

         3. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or proper to effectuate the provisions and purposes of this Amendment.

         4. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of law or choice of law).

         5. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

                               Very truly yours,

                               ABLECO FINANCE LLC, for itself
                                and as agent

                               By:

                               Title:
AGREED:

HEALTH FITNESS CORPORATION
HEALTH FITNESS REHAB, INC.
DUFFY & ASSOCIATES PHYSICAL
THERAPY SERVICES CORP.
THE PREFERRED COMPANIES, INC.
MEDLINK CORPORATION
HEALTH FITNESS REHAB OF IOWA, INC.
MEDLINK SERVICES, INC.
FITNESS CENTERS OF AMERICA
SPORTS & ORTHOPEDIC PHYSICAL THERAPY, INC.
INTERNATIONAL FITNESS CLUB NETWORK, INC.
MIDLANDS PHYSICAL THERAPY, INC.

By:

Title: